EMPLOYMENT AGREEMENT

DONNA J. RUBERTONE

AGREEMENT made this 8th day of April, 1996, between AMVESTORS FINANCIAL CORPORATION ("AMV") and DONNA J. RUBERTONE (the "Employee"). In consideration of their mutual promises, the parties agree as follows:
            1.    Term.
                    Unless terminated earlier, as provided below, the term of this Agreement shall begin on April 8, 1996, and end with the close of business on April 7, 1999. However, if AMV or Financial Benefit Life Insurance Company ("FBL") wishes to terminate this Agreement, it may do so upon the severance payment to Employee of one additional full year's salary plus a sum equal to the bonus payments made by AMV or FBL to Employee during the previous twelve (12) months. It is further provided, however, that if termination is done in the third contract year, the salary severance payment shall be pro-rated to the remaining unserved part of the third year and the severance bonus payment shall not be pro-rated.
            2.    Employment.
                    AMV agrees to have FBL employ Employee as President of FBL, Annuity International Marketing Corporation and The Insurancemart, Inc.
                    a.Employee, in addition, shall serve as the President of any subsidiary corporation of AMV that the Board of Directors of AMV may reasonably request.
                    b.The place of employment and any service shall be only in Boca Raton, Florida or its immediate vicinity, unless Employee agrees otherwise.
                    c.During the period of employment, Employee shall dedicate her full working time to the business and affairs of FBL and its affiliates.
                    d.Nature of Duties.
                        Employee shall only be required to perform executive duties customarily incidental to the occupational titles and stations she holds.
            3.    Compensation.
                    a.Current Salary.
                        AMV agrees to authorize FBL to pay Employee for her services a current salary of $175,000 per year, subject to increases as determined by the Board, and, subject to such withholding of taxes and other amounts as may be required by law, payable in equal periodic installments in accordance with FBL policy.
                    b.Bonus Compensation.
                        In addition, Employee shall be entitled to
participate in the Incentive Compensation Plan and Bonus
Compensation Agreements as the Board of Directors, in its discretion, shall determine. The additional compensation mentioned in the previous sentence may be characterized as "Bonus Compensation" for purposes of this Agreement.
                    c.Stock Options.
                        At the inception of this Agreement, Employee shall be granted 50,000 stock options under AMV's 1989 Non-qualified Stock Option Plan, exercisable at the market price at time of issue.
            4.    Fringe Benefits.
                    Employee shall be entitled to participate in all group life and group health insurance programs and all other fringe benefits, retirement plans, stock option plans, or otherwise, that AMV may, in its sole and absolute discretion, elect to make available to employees of FBL.
            5.    Expenses.
                    AMV agrees to allow FBL to reimburse the Employee for reasonable and necessary expenses incurred by her on FBL's business in accordance with Company guidelines.
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            6.    Illness or Disability.
                    In the event of the illness, accident or other disability (mental or physical) of the Employee during the period of employment, which necessitates her absence, the compensation payable to her pursuant to Section 3(a) shall nonetheless continue for a perio d of up to six (6) months following such illness, accident or disability, in any event no later than the expiration of this Agreement.
            7.    Payment upon Expiration by Death or Expiration of Term.
                    Upon the death of Employee during the period of employment, or the expiration of the original term as provided in this Agreement, the obligation of AMV or FBL to make payments under this Agreement shall cease, except to the extent that Employee or her Ex ecutors, Administrators or other legal representatives, or the Beneficiary, shall be entitled to receive, as applicable:
                        (1) Employee's current compensation due and unpaid, adjusted to the date of death or contractual expiration; and
                        (2) An amount equal to any annual Bonus Compensation payable under the Incentive Compensation Plan prorated for the applicable period.
                        (3)  Repayment of any authorized and reasonable
expense sums advanced by the Employee.
            8.    Termination of Employment.
                    Notwithstanding the above, Employee's employment may, prior to expiration, be terminated "for cause" which shall mean:
                    a.Conviction of a felony involving moral turpitude or conviction of any crime involving fraud or embezzlement, which conviction shall become a final determination.
                    b.Material breach of this Agreement where such breach shall not be remedied within thirty (30) days after a written notice to Employee specifying the cause, which notice shall be specifically and previously authorized by vote of two-thirds of the full Board of Directors of AMV or FBL as applicable at a duly assembled meeting of the Board. Any termination due to this
Section 8(b) shall relate back to the date of such notice.
                    c.The gross negligence or willful misconduct of Employee in the performance of her duties hereunder.
            9.    Non-Competition and Confidential Information.
                    Employee agrees that during the employment period she will not directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise, except for the account of and on behalf of AMV or its affiliates, engage in any activity competitive with the business of AMV or its affiliates, nor will she be, in competition with AMV or its affiliates, solicit or otherwise attempt to establish any business relationship with any person, firm or corporation which was, at any time during the employment period, a customer or supplier of AMV or its affiliates. However, nothing in this Section 2 shall be construed to prevent her from owning, as an investment, up to one percent (1%) of a class of equity securities issued by a competitor of Companies or their affiliates that is publicly traded and registered under Section 12 of the Securities Exchange Act of 1934.
                    Employee will not disclose any confidential information of AMV or its affiliates which is now known to her or which hereafter may become known to her as a result of her employment or association with AMV or its affiliates and shall not at any time directly or indirectly disclose any such information to any person, firm or corporation, or use the same in any way other than in connection with the business of AMV and its affiliates and at all times after the expiration of the employment period.
    10.Prior Agreement.
                    All prior employment agreements of Employee with
Financial Benefit Group, Inc. and its affiliates and all rights thereunder are terminated upon the effectiveness of this Agreement.
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    11.Notices.
                    Any notice or any other communications required or permitted to be given under this Agreement shall be in writing and mailed certified mail, return receipt requested by U.S. Mail, or sent by Federal Express, or personally delivered, against receipt of the party receiving such notice.
    12.Assignability.
                    This Agreement shall not be assignable by AMV or Employee. In the event there is a merger or consolidation involving AMV, the entity resulting from the merger or consolidation, shall be liable under this Agreement, and her full compensation shall be payable for the remaining term of her Agreement if she is not given a position and duties commensurate to those duties described in Article 2(d).
    13.Mitigation.
                    If AMV in any way breaches this Agreement, or fails to cause its subsidiaries or affiliates, or their Board of Directors to adhere to all the terms above set forth in this Agreement, Employee shall be entitled to the full money payments as and when set forth and payable under this Agreement. Employee shall be under no duty whatsoever to mitigate damages on AMV's breach.
           14.    Further Agreement.
                    It is understood and agreed that the Bylaws of Financial Benefit Life will be changed so that the President is not automatically the Chief Executive Officer. Therefore, the officer positions covered by this contract do not include that of Chief Executive Officer of any AMV affiliates. IN WITNESS WHEREOF, the parties hereto execute this Agreement as of this 8th day of April, 1996.



AMVESTORS FINANCIAL CORPORATION




By:____________________________
                              Title:_________________________




-------------------------------


Donna J. Rubertone
 FBG\DJRAGREE
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